UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MILLICOM INTERNATIONAL CELLULAR S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2, Rue du Fort Bourbon L-1249 Luxembourg
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase common shares (including common shares represented by Swedish Depository Receipts (“SDRs”)), par value $1.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-263203

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the transferable subscription rights (the “Rights”) to purchase common shares (including common shares represented by SDRs), par value $1.50 per share, of Millicom International Cellular S.A. (the “Registrant”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The Registrant has applied to list the Rights on the Nasdaq Global Select Market under the symbol “TIGOR.”

A description of the Rights to be registered hereunder is set forth under the caption “Description of the Rights Offering” in the prospectus supplement filed by the Registrant with the Securities and Exchange Commission (“SEC”) on May 18, 2022, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus supplement constitutes a part of the registration statement on Form F-3 (File No. 333-263203) filed with the SEC on March 1, 2022, and the caption “Description of Rights to Purchase Common Shares” in the base prospectus included in that registration statement. Such description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as part of this Registration Statement on Form 8-A.

Exhibit	Description

3.1	Amended and Restated Articles of Association of Millicom International Cellular S.A. (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F/A, filed with the SEC on March 1, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 18, 2022

MILLICOM INTERNATIONAL CELLULAR S.A.

By:	/s/ Salvador Escalón
Name:	Salvador Escalón
Title:	Executive Vice President, General Counsel